Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES LEADERSHIP TRANSITION

AND UPDATES 2017 GUIDANCE

CFO Jonathan Halkyard Promoted to Succeed Gerry Lopez as CEO on January 1, 2018

CHARLOTTE, N.C. — December 18, 2017 (BUSINESS WIRE) — The Boards of Directors of Extended Stay America, Inc. (“ESA”) and its paired-share REIT, ESH Hospitality, Inc. (“ESH”), (NYSE: STAY and collectively, the “Company”) today announced that they have appointed Jonathan S. Halkyard to serve as the next President and Chief Executive Officer of both companies, effective January 1, 2018. Concurrently with the appointment of Mr. Halkyard, the Company’s current President and CEO, Gerry Lopez, will transition to the role of Senior Advisor until March 18, 2018. Mr. Halkyard will succeed to Mr. Lopez’s positions on the ESA and ESH Boards of Directors on January 1, 2018.

The Company also updated its Full Year 2017 outlook to reflect improved business conditions.

Appointment of Mr. Halkyard

Mr. Halkyard, 52, is a seasoned corporate executive with deep public company experience and extensive knowledge of the Company, having served as the Chief Financial Officer of ESA and ESH since January 2015 and prior to that as ESA’s Chief Operating Officer since September 2013. From July 2012 to September 2013, Mr. Halkyard served as Executive Vice President and Chief Financial Officer of NV Energy, Inc., a holding company providing energy services and products in Nevada, and its wholly-owned subsidiaries, Nevada Power Company and Sierra Pacific Power Company. From March 1999 to May 2012, Mr. Halkyard held various positions with Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.), including Vice President (from 2002 to 2005), Treasurer (from 2003 to 2010), Senior Vice President (from 2005 to 2010), Executive Vice President (from 2010 to 2012) and Chief Financial Officer (from 2006 to 2012). Mr. Halkyard currently serves on the board of directors of Dave & Buster’s, Inc.

Mr. Halkyard said, “Extended Stay America is a great company, and I am honored to have the opportunity to lead our tremendously talented associates. Our company has the industry’s leading margins, a unique and differentiated product and a highly efficient capital structure. Gerry led us exceedingly well through the launch of ESA 2.0, and I’m enthusiastic about continuing the execution of this important growth strategy.”

Doug Geoga, Chairman of the Boards of Directors of ESA and ESH, said, “Jonathan’s appointment as President and CEO is once again great news for our shareholders, associates, and guests. Over the past four years, Jonathan has demonstrated his tremendous executive skills, first as COO in standardizing and streamlining our hotel operations and then as CFO through his stewardship of our balance sheet and allocation of our shareholders’ capital – all on top of the relationships and credibility he has built with the investment community as a public company executive over the past decade. I’d like to thank Gerry for the outstanding leadership he has provided during his tenure, helping us to transition out of our sponsor controlled status and putting us on the path forward represented by ESA 2.0, all the while delivering RevPAR growth at or near the top of the industry in almost every quarter. The Company is perfectly positioned to execute on the ESA 2.0 strategy that he launched and Jonathan is the ideal person to make it happen.”

Mr. Lopez joined the Company in August 2015, when it was majority-owned and controlled by private equity sponsors who had taken the Company public in 2013. Since then, Mr. Lopez led the implementation of several infrastructure systems and completed the renovation of the Company’s entire portfolio of hotels. Mr. Lopez and his team also set the Company forward on the strategic path that was introduced at the Company’s Investor Day in June 2016. That strategy, dubbed ESA 2.0, involves three key components: selling non-strategic assets; launching a franchising program for the first time in Company history; and building new Company-owned assets for the first time in more than a decade. All three pieces are now up and running, with a leader and team hired to execute the strategy, multiple transactions in process, and a pipeline of new hotels now growing. Mr. Lopez said, “With our business model and fundamentals on very solid ground, ESA 2.0 is off to a fast start. Just last Friday, we completed our latest asset sale, a single hotel in Denver Tech Center at an EBITDA multiple of approximately 12.8x. With Jonathan now ready to take the reins, I’m delighted to hand the Company over to him, completing a round of internal promotions into key management roles that set up ESA well for the future.”

Concurrent with Mr. Halkyard’s appointment, David Clarkson, currently ESA’s Vice President, Financial Planning and Analysis and Treasurer, will serve as acting Chief Financial Officer for the Company while it conducts a nationwide search for a permanent CFO.

2017 Outlook

The Company’s outlook for 2017 is updated as follows:

Full Year 2017	Updated Outlook		Previous Outlook
in millions, except %	Low	High	Low	High

Total Revenues	$1,280	$1,284	$1,273	$1,279
Comparable RevPAR% Δ	1.6%	1.9%	1.0%	1.5%

Net Income	$158	$163	$155	$161
Adjusted EBITDA	$614	$618	$610	$615
Adjusted EBITDA % Δ	-0.3%	0.4%	-0.9%	-0.1%

Depreciation and Amortization	$230	$230	$230	$230
Net Interest Expense	$130	$130	$130	$130
Effective Tax Rate	23%	24%	23%	24%
Capital Expenditures	$163	$178	$163	$178

The updated outlook is the result of stronger than anticipated performance in November and December, aided by disaster-related business in Texas and Florida and improved results in northern and southern California. As is its customary practice, the Company anticipates a Q4 and Full Year 2017 earnings call after it files its annual report on Form 10-K.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA % Δ (collectively, the “Non-GAAP Financial Measures”) are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP. These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP. The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial results and other disclosures prepared in accordance with U.S. GAAP.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2017 outlook, the expected timing, completion and effects of any proposed asset disposals, expected performance, free cash flow, debt reduction, distribution growth, franchised new builds, owned new builds and other growth opportunities, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2017 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 624 hotels and over 68,000 rooms in North America and employs over 8,000 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit ESA.com for more information about the Company and its services.

Contacts Investors:	Media:

Rob Ballew	Terry Atkins
(980) 345-1605	(980) 345-1648
investorrelations@extendedstay.com	tatkins@extendedstay.com

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